Exhibit 21.1

ENSTAR GROUP LIMITED

LISTING OF SUBSIDIARIES

February 24, 2012

Name	% of Voting Securities	Jurisdiction

Enstar Group Limited	N/A	Bermuda
A. Cumberland Holdings Ltd.	100%	Bermuda
1) Enstar Australia Holdings Pty Ltd.	100%	Australia
a) Enstar Australia Limited	100%	Australia
i) Cranmore Adjusters (Australia) PTY Limited	100%	Australia
b) AG Australia Holdings Limited	100%	Australia
i) Gordian Runoff Limited	100%	Australia
c) Shelly Bay Holdings Limited	100%	Australia
i) Church Bay Limited	100%	Australia
ii) Harrington Sound Limited	100%	Australia
I) TGI Australia Limited	100%	Australia

B. Enstar Limited	100%	Bermuda
1) Enstar (EU) Holdings Limited	100%	England
a) Enstar (EU) Limited	100%	England
b) Cranmore Adjusters Limited	100%	England
c) Enstar (EU) Finance Limited	100%	England
2) Cranmore (Bermuda) Limited	100%	Bermuda
a) Cranmore (Asia) Limited	100%	Bermuda
i) Cranmore (Asia) Pte Limited	100%	Singapore
3) Enstar Brokers Limted	100%	Bermuda
4) Castlewood (Bermuda) Ltd.	100%	Bermuda
5) Bantry Holdings Ltd.	50%	Bermuda
a) Blackrock Holdings Ltd.	30%	Bermuda
i) Kinsale Brokers Limited	100%	England
6) Enstar Insurance Management Services Ireland Limited	100%	Ireland
7) Enstar Investment Management Ltd.	100%	Bermuda

C. Kenmare Holdings Ltd.	100%	Bermuda
1) Fitzwilliam Insurance Limited	100%	Bermuda
2) Revir Limited	100%	Bermuda
a) River Thames Insurance Company Limited	100%	England
b) Overseas Reinsurance Corporation Limited	100%	Bermuda
c) Regis Agencies Limited	100%	England
3) Hudson Reinsurance Company Limited	100%	Bermuda
a) Chatsworth Limited	100%	Bermuda
i) Global Legacy Acquisition L.P.	98%	Bermuda
4) Harper Holdings SARL	100%	Luxembourg
a) Harper Insurance Limited	100%	Switzerland
b) Enstar Holdings (US) Inc.	100%	Delaware
i) Enstar (US) Inc.	100%	Delaware
A) Enstar New York, Inc	100%	New York
I) Financial Guaranty Advisers, LLC	33%	Delaware
ii) Cranmore (US) Inc.	100%	Delaware
iii) Enstar Investments Inc.	100%	Delaware
A) Sun Gulf Holdings Inc.	100%	Delaware
I) Capital Assurance Company Inc.	100%	Florida
II) Capital Assurance Services Inc.	100%	Florida
III) Constellation Reinsurance Company	100%	New York
B) CLIC Holdings, Inc.	100%	Delaware
I) Claremont Liability Insurance Company	100%	California
C) PWAC Holdings, Inc.	100%	Delaware
I) Providence Washington Insurance Solutions, LLC	100%	Rhode Island
II) PW Acquisition Co.	100%	Rhode Island

ENSTAR GROUP LIMITED

LISTING OF SUBSIDIARIES

February 24, 2012

Name	% of Voting Securities	Jurisdiction
x) Providence Washington Holdings, Inc.	100%	Rhode Island
xa) PW Holdings, Inc.	100%	Rhode Island
xaa) Providence Washington Insurance Company	100%	Rhode Island
xaai) York Insurance Company	100%	Rhode Island
xaaii) American Concept Insurance Company	100%	Rhode Island
D) Clarendon Holdings, Inc.	100%	Delaware
I) Clarendon National Insurance Company	100%	New Jersey
x) Clarendon Select Insurance Company	100%	Florida
xi) Clarendon America Insurance Company	100%	New Jersey
xii) Harbor Specialty Insurance Company	100%	New Jersey
5) Mercantile Indemnity Company Limited	100%	England
6) Longmynd Insurance Company Limited	100%	England
7) Fieldmill Insurance Company Limited	100%	England
8) Virginia Holdings Ltd.	100%	Bermuda
a) Unione Italiana (U.K.) Reinsurance Company Limited	100%	England
b) Seaton Insurance Company	100%	Rhode Island
c) Cavell Holdings Limited	100%	England
i) Cavell Insurance Company Limited	100%	England
9) Courtenay Holdings Ltd.	100%	Bermuda
a) Enstar Acquisitions Limited	100%	England
i) Goshawk Insurance Holdings Limited	99.45%(4)	England
A) Goshawk Holdings (Bermuda) Limited	100%	Bermuda
I) Rosemont Reinsurance Ltd.	100%	Bermuda
B) Goshawk Dedicated Limited	100%	England
b) Simcoe Holdings Ltd.	100%	Bermuda
i) Electricity Producers Insurance Company (Bermuda) Limited	100%	Bermuda
c) Royston Holdings Limited	100%	Bermuda
i) Royston Run-off Limited	100%	England
A) Unionamerica Holdings Limited	100%	England
I) Unionamerica Acquisition Company Limited	100%	England
x) Unionamerica Insurance Company Limited	100%	England
xi) SPRE Limited	100%	England
d) Rombalds Limited	100%	England
i) Guildhall Insurance Company Limited	100%	England
10) Comox Holdings Ltd.	50.1%	Bermuda
a) Bosworth Run-off Limited	100%	England
11) Sundown Holdings Ltd.	100%	Bermuda
12) Oceania Holdings Ltd.	100%	Bermuda
a) Inter-Ocean Holdings Ltd.	100%	Bermuda
i) Inter-Ocean Re-insurance Company Ltd.	100%	Bermuda
A) Inter-Ocean Reinsurance (Ireland) Ltd.	95.0%(2)	Ireland
13) Flatts Limited	100%	England
a) Marlon Insurance Company Limited	100%	England
i) Marlon Management Services Limited	100%	England
ii) The Copenhagen Reinsurance Company Limited	100%	Denmark
A) The Copenhagen Reinsurance Company (UK) Limited	100%	England
I) Copenhagen Reinsurance Services Limited	100%	England
14) Shelbourne Group Limited	56.80%	England
a) SGL No.1 Ltd.	100%	England
b) SGL No.2 Ltd.	10%	England
c) Shelbourne Syndicate Services Limited	100%	England
15) Hillcot Re Limited	100%	England
a) Hillcot Underwriting Management Limited	100%	England
16) Northshore Holdings Limited	100%	Bermuda
17) Hove Holdings Limited	100%	Bermuda

ENSTAR GROUP LIMITED

LISTING OF SUBSIDIARIES

February 24, 2012

a) Mongard Ltd.	100%	Bermuda
18) Nordic Run-off Limited	100%	England
a) Forsakringsaktieboleget Assuransinvest MF	100%	Sweden
19) Knapton Holdings Limited	100%	England
a) Knapton Insurance Limited	100%	England
20) New Castle Reinsurance Company Ltd.	100%	Bermuda
21) Laguna Life Limited	100%	Ireland
22) Enstar Financing Ltd.	100%	Bermuda

D. Hillcot Holdings Ltd.	100%	Bermuda
1) Brampton Insurance Company Limited	100%	England

E. Enstar USA Inc.	100%	Georgia
1) Enstar Financial Services Inc.	100%	Florida
2) Enstar Group Operations Inc.	100%	Georgia

F. B.H. Acquisition Limited	100%(3)	Bermuda
1) Brittany Insurance Company Ltd.	100%	Bermuda
2) Paget Holdings GmbH Limited	100%	Austria
a) Compagnie Europeenne d’Assurances Industrielles S.A.	99.9%(1)	Belgium

(1)	The remaining 0.1% of the company’s voting securities is owned directly by Brittany Insurance Company Ltd.
(2)	The remaining 5.0% of the company’s voting securities is owned directly by Inter-Ocean Holdings Limited
(3)	B.H. Acquisition Ltd. is 33% owned by Enstar USA, Inc. and 67% owned by Enstar Limited
(4)	Goshawk Insurance Holdings plc is 89.44% owned by Enstar Acquisition Ltd. and 10.01% owned by Kenmare Holdings Limited